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                                 EXHIBIT 99.2

                         SUBSCRIPTION ESCROW AGREEMENT

     THIS SUBSCRIPTION ESCROW AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ____________________, 2000, by and between PENN MAR BANCSHARES, INC., a Maryland corporation (the "Company"), and ATLANTIC CENTRAL BANKERS BANK a/k/a ACBB, a Pennsylvania banking institution (the "Escrow Deposit Agent"), of Camp Hill, Pennsylvania.

                                  WITNESSETH:

     WHEREAS, the Company plans to offer and sell to investors a minimum of 500,000 and up to a maximum of 1,000,000 shares of its common stock, par value $.01 per share ("Common Stock") at the offering price of $10.00 per share (the "Offering"), in order to have funds available to capitalize a proposed Maryland State-chartered bank to be named Penn Mar Community Bank; and

     WHEREAS, the Company desires to provide for the safekeeping of the proceeds from the subscription of the Common Stock, pending completion of the Escrow Period (as hereinafter defined); and,

     WHEREAS, the Escrow Deposit Agent is willing to receive and to hold all funds to be deposited pursuant hereto in escrow for the Company, upon the terms specified herein;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties covenant and agree as follows:

FIRST:

     On or prior to the date of the commencement of the Offering (the "Effective Date"), the Company shall establish an interest-bearing escrow account with the Escrow Deposit Agent,

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which escrow account shall be entitled "Atlantic Central Bankers Bank, Escrow
Agent for Penn Mar Bancshares, Inc." (the "Escrow Account"). The Escrow Deposit Agent shall receive and disburse the proceeds from the sale of shares in accordance with the terms of this Agreement. The Company will provide instructions to subscribers to make checks for subscriptions payable to the order of "Atlantic Central Bankers Bank, Escrow Agent for Penn Mar Bancshares, Inc." or to wire funds directly to the Escrow Account. Any checks received by the Escrow Deposit Agent that are made payable to a party other than the Escrow Deposit Agent shall be returned to the Company.

SECOND:

     The Company shall promptly deliver all monies received from subscribers for the payment of shares directly to the Escrow Deposit Agent together with a copy of each subscription agreement submitted to the Company and a written account of whether the consideration received was in the form of a check, draft, wire transfer or money order. During the Escrow Period (as defined herein), the Escrow Deposit Agent shall deposit all monies received into the Escrow Account, and all monies so deposited are hereinafter referred to as the "Escrow Amount."

     The period during which funds shall be held in escrow (the "Escrow Period") shall begin on the Effective Date and shall terminate upon the earlier to occur of the following dates:

     A. The Escrow Release Date (as hereinafter defined) if, as of such date, the Escrow Deposit Agent has received at least $5,000,000 in Collected Funds (as hereinafter defined);

     B. 5:00 P.M. EST on the date three (3) months after the effective date of the Company's registration statement filed with the Securities and Exchange Commission (or if the Offering is extended by the Company, 5:00 P.M. on the date to which the Offering is extended,

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which shall not be later than three (3) months after the date described above)
if the Escrow Deposit Agent has not received at least $5,000,000 in Collected Funds as of such date; or

     C. The date upon which a determination is made by the Company to terminate the Offering prior to the sale of 500,000 shares, and the Escrow Deposit Agent is notified in writing by the Company of such termination.

     During the Escrow Period, the Company is aware and understands that the Company is not entitled to any funds properly received into escrow and accepted by the Escrow Deposit Agent and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, unless and until such funds are transferred by the Escrow Deposit Agent to the Company subject to the provisions of this Agreement.

THIRD:

     A. The Escrow Deposit Agent shall hold all funds received by it hereunder in the Escrow Account for the Company. The Escrow Deposit Agent shall invest all funds only in one or more short-term certificates of deposit issued by a bank or in a bank money market account.

     "Qualifying Subscriptions" as used herein shall mean all subscriptions that have been received and accepted by the Company. If, at any time prior to the termination of the Escrow Period, the Company has received Qualifying Subscriptions for at least $5,000,000 of shares and all final regulatory approvals have been granted for the Company to become a bank holding company, and the Company's proposed bank subsidiary to become a bank, then the Company shall notify the Escrow Deposit Agent and by instructions which shall accompany such notice (such notice and such instructions to be referred to herein as the "Escrow Closing Notice") given at least one (1) business day in advance of the date on which the Company intends to obtain a release of funds from the Escrow Account (the "Escrow Release Date"), shall specify the Escrow

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Release Date and the amount of Qualifying Subscriptions accepted by the Company as of the date of the Escrow Closing Notice.

     On the Escrow Release Date, the Escrow Deposit Agent, upon receipt of a certificate (the "Closing Certificate") from the Company certifying that the Company has accepted Qualifying Subscriptions for at least $5,000,000 in shares and that all final regulatory approvals have been granted for the Company to become a bank holding company, and the Company's proposed bank subsidiary to become a bank, shall pay to the Company the amount specified in the Escrow Closing Notice, and shall additionally pay to the Company the interest earned on all subscriptions. The Escrow Deposit Agent shall pay the Company in the form of the Escrow Deposit Agent's check or a wire transfer directly to a non-escrow deposit account (the "Deposit Account") established by the Company at the Escrow Deposit Agent or at another depositary institution identified to the Escrow Deposit Agent. Notwithstanding anything to the contrary in this Agreement, in no event will the Escrow Deposit Agent pay over any amount to the Company unless the Escrow Deposit Agent has received at least $5,000,000 in Collected Funds. For purposes of this Agreement, the term "Collected Funds" shall mean all funds received by the Escrow Deposit Agent which have cleared normal banking channels and are in the form of cash.

     After the Escrow Release Date, any subscriptions received by the Escrow Deposit Agent shall be endorsed by the Escrow Deposit Agent to the Company and deposited directly into the Deposit Account. Assuming the acceptance of such subscriptions, such deposits, upon clearing normal banking channels, shall be immediately available for use by the Company and the Escrow Deposit Agent shall have no obligations with respect to such deposits.

     If, prior to the termination of the Escrow Period, the Escrow Deposit Agent has not received the Escrow Closing Notice, the Closing Certificate and $5,000,000 in Collected Funds, then the Escrow Deposit Agent, upon instructions from the Company (the "Refund Instructions")

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as to the name and address of each subscriber, the subscription funds in the
Escrow Account from each subscriber and the interest earned by each subscriber on the subscriber's subscription funds (such subscription funds and interest being referred to herein as the "Refund Amount"), shall promptly refund to each subscriber the subscriber's Refund Amount, without deduction, penalty, or expense to the subscriber, in the form of the Escrow Deposit Agent's check and the Escrow Deposit Agent shall inform the Company of its distribution of the funds. Interest received from the investment of the Escrow Amount shall be credited to the subscribers in proportion to the amounts deposited with respect to each subscriber and in proportion to the number of days the collected Escrow Amount from each subscriber was held in the Escrow Account. The funds returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.

FOURTH:

     A. The Escrow Deposit Agent shall not be liable to the Company for any error of judgment or for any act done or omitted by it in good faith or for anything which it may in good faith do or refrain from doing in connection with this Agreement, except in the event of gross negligence. The Escrow Deposit Agent is authorized to act on any document believed by it in good faith to be executed by the proper party and will incur no liability to the Company in so acting unless such action or belief is negligent. In the event of any presentation of adverse claims or demands in connection with this Agreement, the Escrow Deposit Agent shall, at its option, be entitled to refuse in good faith to comply with any claims or demands during the continuance of the Agreement and may refrain from delivering any item or paying any sums affected thereby and in so doing the Escrow Deposit Agent shall not become liable to the Company or the subscribers. The Escrow Deposit Agent shall be entitled to continue, without liability, to so refrain or refuse in good faith to act (1) until all rights of the adverse claimants

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have been finally adjudicated (including all appeals) by a court having jurisdiction over the parties, after which the Escrow Deposit Agent shall be required to act in conformity with such adjudication or (2) until all adverse claims shall be adjusted by agreement and the Escrow Deposit Agent shall have been notified thereof and shall have been directed in writing by all parties making adverse claims or demands, at which time the Escrow Deposit Agent shall be entitled and required to act in conformity with such agreement. Alternatively, the Escrow Deposit Agent shall have the right to tender into the custody of the Circuit Court for Carroll County in the State of Maryland all of the escrow funds held under this Agreement, together with such legal pleadings as it deems appropriate, and the Escrow Deposit Agent shall thereupon be discharged from all further duties and liabilities under this Agreement.

     B. The Company hereby agrees to indemnify and hold the Escrow Deposit Agent harmless against any and all losses, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements, suffered by the Escrow Deposit Agent in the performance of its duties hereunder, except those which arise from gross negligence, misconduct or breach of fiduciary duty by the Escrow Deposit Agent. The parties hereby agree that the Escrow Deposit Agent may serve without bond.

     C. It is agreed that the Escrow Deposit Agent's duties are only such as are herein specifically provided. The Escrow Deposit Agent shall have no responsibility (1) for the disposition or investment of funds by the Company after they are transferred by the Escrow Deposit Agent to the Company pursuant to the terms hereof or (2) to determine that the share certificates representing Common Stock are issued and delivered to the subscribers. The Escrow Deposit Agent shall not be required to institute legal proceedings of any kind. The Escrow Deposit Agent will not incur any liability to the Company in acting in accordance with any written or oral instructions given to it hereunder by an authorized representative of the Company.

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The Escrow Deposit Agent shall be under no duty or have any liability with respect to the Escrow Account, other than those duties imposed by this Agreement and by applicable statute or law within the Commonwealth of Pennsylvania.

FIFTH:

     Anything to the contrary contained herein notwithstanding, the Escrow Deposit Agent may be discharged from its duties under this Agreement upon notice of such discharge from the Company. Upon the discharge of the Escrow Deposit Agent, the Escrow Deposit Agent shall deliver all funds held hereunder to a person or persons designated by the Company, and this Agreement shall terminate.

SIXTH:

     A. The Company agrees to pay to the Escrow Deposit Agent as compensation for its services hereunder a non-refundable fee in the sum of One Thousand Dollars ($1,000) promptly after execution of this Agreement. In addition, in the event that Escrow Deposit Agent is required to remit to the subscribers for the Common Stock the respective amounts of their funds received under this Agreement, the Company agrees to pay to the Escrow Deposit Agent, prior to the remission of such funds, a fee sufficient to cover the cost of returning these funds via registered mail, for each subscriber to whom funds are to be remitted, unless the Company opts to return the funds in some other acceptable manner.
The Company also agrees to pay to the Escrow Deposit Agent all reasonable out-of-pocket expenses, not to exceed $15 per subscriber, incurred in the performance of its duties hereunder, including reasonable attorneys' fees in the event of any controversy arising in connection with such performance other than as a result of negligence, misconduct or breach of fiduciary duty by the Escrow Deposit Agent.

     B. It is understood that the fees and charges agreed upon for the Escrow Deposit Agent's services hereunder shall be considered compensation for its ordinary services as

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contemplated by this Agreement, and, in the event the Escrow Deposit Agent renders any service not provided for in this Agreement at the request of the Company, or there is any modification hereof, or any controversy arises hereunder, or the Escrow Deposit Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or the subject matter hereof, the Escrow Deposit Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses incurred by the Escrow Deposit Agent in connection therewith.

SEVENTH:

     If, after receipt by the Escrow Deposit Agent of any check or instrument hereunder, the Escrow Deposit Agent informs the Company that such check or instrument has been entered for collection by it hereunder, and such check or instrument is uncollectible, and payment of the funds represented by such check or instrument has been made by the Escrow Deposit Agent, the Company shall immediately reimburse the Escrow Deposit Agent for such payment, and the Escrow Deposit Agent shall deliver the returned check or instrument to the Company; provided, however, that nothing contained herein shall require or permit the Escrow Deposit Agent for collecting returned checks or instruments or advancing its own funds in payment of any checks or instruments.

EIGHTH:

     All distributions by the Escrow Deposit Agent to subscribers pursuant to this Agreement shall be made by check, payable to the order of each respective subscriber, sent by registered mail, return receipt requested (if such method is available, otherwise by first class mail), to the address provided to the Escrow Deposit Agent on the subscription order form. All payments by the Escrow Deposit Agent to the Company shall be made in immediately available funds, if and

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to the extent that the funds on deposit with the Escrow Deposit Agent are immediately available at the time of such payment.

NINTH:

     Except as specifically provided otherwise herein, all notices, communications and instructions required or desired to be given under this Agreement shall be in writing and shall be deemed to be duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the following addresses:

                         To the Escrow Deposit Agent:
                              Frank Kaminski, Jr.
                          Chairman, President and CEO
                         Atlantic Central Bankers Bank
                                 P.O. Box 1109
                           Camp Hill, PA 17001-1109

                                To the Company:
                           J. Geoffrey Sturgill, Jr.
                            Chairman and President
                           Penn Mar Bancshares, Inc.
                             135 East Main Street
                                 P.O. Box 1245
                          Westminster, Maryland 21158

                                With a copy to:
                      Frank C. Bonaventure, Jr., Esquire
                      Ober, Kaler, Grimes & Shriver, P.C.
                           120 East Baltimore Street
                           Baltimore, Maryland 21202

or to such other address as either party designates to the other party.

TENTH:

     The Company hereby certifies to the Escrow Deposit Agent that J. Geoffrey Sturgill, Jr. or Kevin P. Huffman has authority to act on behalf of the Company in connection with this Agreement. The Escrow Deposit Agent may act in reliance on such certification upon the instructions or directions given to it in accordance with the terms of this Agreement by J. Geoffrey Sturgill, Jr. or Kevin P. Huffman.

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ELEVENTH:

     The Escrow Deposit Agent shall keep a continuous record of the names and addresses of the subscribers for Common Stock, as furnished by the Company, the number of shares subscribed for by each such person and the amount of funds received from or on behalf of each subscriber. The Company agrees to notify the Escrow Deposit Agent promptly upon the Company's receipt of notice of a change of address of any subscriber.

TWELFTH:

     This Agreement shall be deemed to be an agreement made under the laws of the State of Maryland and shall be construed and enforced in accordance with, and governed by, the laws of the State of Maryland.

THIRTEENTH:

     This Agreement constitutes and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels any prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by written instrument executed by both of the parties hereto. Unless sooner terminated pursuant to Article Fourth hereof, this Agreement shall remain in effect until such time as all funds received by the Escrow Deposit Agent hereunder and any interest or other income earned thereon have been distributed by the Escrow Deposit Agent pursuant to the terms of the Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

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Attest:
(Seal of Company)


______________________________  by______________________________________
                                PENN MAR BANCSHARES, INC.
                                J. Geoffrey Sturgill, Jr.
                                Chairman and President

Attest:
(Seal of Company)



______________________________  by______________________________________
                                ATLANTIC CENTRAL BANKERS BANK
                                Frank Kaminski, Jr.
                                Chairman, President, CEO


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